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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-40826, 333-36794, 333-89605 and 333-78503) and on Form S-3 (File No. 333-36466) of our reports dated January 25, 2001, on our audits of the consolidated financial statements and financial statement schedule which appear in this Form 10-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
April 23, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS